FOR IMMEDIATE RELEASE

Lightbridge Provides Update on Nuclear Fuel Commercialization Plan,
Business Update and Financial Results for Second Quarter 2016

RESTON, Va., August 11, 2016 -- Lightbridge Corporation (NASDAQ: LTBR) today issued an update on its commercialization strategy and provided a business update for the second quarter ended June 30, 2016.

Seth Grae, President & Chief Executive Officer of Lightbridge Corporation, commented, "We have achieved important milestones during the second quarter. We have been approved to continue to trade on Nasdaq and have received a $2.8 million convertible preferred financing from General International Holdings Inc. (GIH), an entity controlled by Mr. Xingping Hou, at a significant premium to the market price at the time of the agreement. We believe the terms of the $2.8 million financing were favorable for shareholders and we appreciate the support Mr. Hou has shown. This investment, combined with a $1 million investment from Aspire Capital announced in June, strengthens our balance sheet while allowing us to continue executing on our business plan. We have also agreed to milestones-based funding of an additional $4 million from Aspire Capital.”

“We continue to advance our discussion with key industry partners for fuel sample fabrication for irradiation testing in the Halden research reactor and manufacturing of full-length fuel rods for lead test assembly operation in a commercial power reactor. We are also pleased with strong support we have been receiving from the industry, including from four of the leading U.S. nuclear operators, which continue to advise Lightbridge on our nuclear fuel program.”

“We have received patents for our breakthrough metallic nuclear fuel technology in key markets including the U.S., Canada, China, Japan, South Korea, Russia, European Union-member countries and other global markets. Securing our intellectual property rights is an important step in advancing our global strategy. We are working with key industry players and look forward to announcing our first major commercial arrangement for deploying our metallic fuel later this year. Through these strategic partnerships and joint ventures, we expect to be in position to leverage our partners' existing resources and capabilities to cost effectively bring our fuel to market globally, which has the potential to generate hundreds of millions of dollars in annual royalty revenues to Lightbridge and our shareholders.”

Financial Highlights

Recent Financings Completed

As mentioned above, the Company closed on $2.8 million of a convertible preferred stock financing on August 2, 2016 which has improved the Company’s current cash and working capital positions.

On June 28, 2016, the Company entered into a Securities Purchase Agreement with Aspire Capital pursuant to which the Company has agreed to sell up to $5.0 million of shares of the Company’s common stock to Aspire Capital, without an underwriter or placement agent. Pursuant to the Securities Purchase Agreement, the Company sold 371,400 shares of common stock and 295,267 pre-funded warrants at an exercise price of $0.05 per share to Aspire Capital on June 28, 2016 for $1.0 million. The Securities Purchase Agreement provides for the sale of up to an additional $4.0 million of the Company’s common stock to Aspire Capital upon the achievement of certain milestones.

Balance Sheet Overview and Reverse Stock Split

At June 30, 2016 the Company had approximately $1.5 million in cash compared to approximately $1.0 million in cash and restricted cash at December 31, 2015. The Company had approximately $0.4 million in working capital at June 30, 2016 as compared to working capital of approximately $0.1 million at December 31, 2015. Stockholders' equity was approximately $1.1 million compared to stockholders’ deficiency of approximately $1.5 million at December 31, 2015.

On July 20, 2016, at the opening of trading, we effected a one-for-five reverse split of our common shares. The common shares began trading on a split-adjusted basis on July 20, 2016. All share data herein has been retroactively adjusted for the reverse stock split. Common shares outstanding at June 30, 2016 totaled 4,799,906.

The primary sources of cash available to us presently are equity investments through our security purchase agreement and equity line purchase agreement with Aspire Capital Fund, LLC, and our ATM agreement with MLV & Co. LLC. We have no debt or debt credit lines and we have financed our operations to date through the sale of our equity securities and our consulting revenue. We did not raise any capital in 2016 from our ATM financing agreement, and we have raised approximately $2 million for the six months ended June 30, 2016 through our equity line purchase agreement with Aspire.

Operating Results – Second Quarter of Fiscal 2016 Compared to Second Quarter of Fiscal 2015

For the second quarter ended June 30, 2016, Lightbridge’s net loss was approximately $1.3 million, or a loss of $0.30 per share, on revenue of $0.1 million. In the same quarter of 2015, the net loss was $1.0 million, or loss per share of $0.28 per share, on revenue of $0.3 million. All revenue was generated from consulting services. Stock-based compensation expense was $0.4 million for the quarter ended June 30, 2016 compared to $0.7 million for the quarter ended June 30, 2015. Excluding the impact of warrant revaluation for the derivative warrant liability, net loss for the quarters ended June 30, 2016 and 2015 would have been $1.6 million and $1.5 million, respectively. (See “About Non-GAAP Financial Measures” near the end of this release). For the six months ended June 30, 2016, the Company’s cash flows used in operating activities were $2.4 million versus $1.8 million used in operating activities for the same period of 2015. This increase is primarily due to increased spending on research and development of approximately $0.4 million and an increase in general and administrative expenses of approximately $0.2 million.

Commercial Nuclear Energy Market Opportunity

The commercial nuclear energy industry is projected to grow rapidly at a time of rising global demand for reliable, carbon-free, base load electric power. There are currently 436 operable civil nuclear reactors in 30 countries around the world, with 67 reactors under construction and 488 on order, planned or proposed, according to the World Nuclear Association. By 2040, the International Energy Agency projects a 58% increase in nuclear capacity from a combination of power uprates and reactor construction. While some older reactors are closing in the U.S. and Europe, the global market is growing.

For a detailed description of the value proposition of Lightbridge fuel technology, including projected incremental annual net operating cash flows and return on investment for a nuclear power plant operator using Lightbridge fuel at various wholesale electricity prices, visit http://bit.ly/1jLXpoY . The advantages of Lightbridge's metallic fuel design have been confirmed in independent third-party analyses. These reports, which include a peer-reviewed article published in Nuclear Technology and reports by Siemens, are available for download at http://ir.ltbridge.com/.

2016 Second Quarter Conference Call

Lightbridge will host a conference call on Friday, August 12th at 11:00 a.m. Eastern Time to discuss the company's financial results for the second quarter ending June 30, 2016, as well as the Company's corporate progress and other meaningful developments.

Interested parties can access the conference call by calling 866-320-0203 for U.S. callers, or +1- 785-424-1634 for international callers. The call will be available on the Company’s website via webcast at http://ir.ltbridge.com/events.cfm. The conference call will be led by Seth Grae, President and Chief Executive Officer and other Lightbridge executives will also be available to answer questions. Questions may also be submitted in writing before or during the conference call to ir@ltbridge.com.

A webcast will also be archived on the Company’s website and a telephone replay of the call will be available approximately one hour following the call, through midnight September 12, 2016, and can be accessed by calling: 877-481-4010 (U.S. callers) or +1- 919-882-2331 (international callers) and entering conference ID: 10072.

About Non-GAAP Financial Measures

This press release contains non-GAAP financial measures for earnings that exclude warrant revaluation income. Net income excluding warrant revaluation income is not a measure of performance calculated in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company believes the presentation of net income excluding warrant revaluation income is relevant and useful by enhancing the readers’ ability to understand the Company’s operating performance. The Company’s management utilizes net income excluding warrant revaluation income as a means to measure operating performance. The table below reconciles net income (loss) excluding revaluation income, a non-GAAP measure, to net income for the three months ended June 30, 2016 and 2015.

(in millions)
	Quarter Ended	Quarter Ended
	June 30,	June 30,
	2016	2015
Net loss	$(1.3)	$1.0
Adjustments:
Warrant revaluation income	0.3	0.5
Net Loss Excluding Warrant Revaluation Income	$(1.6)	$(1.5)

Lightbridge Corporation

Lightbridge is a nuclear energy company based in Reston, Virginia, USA. The Company develops proprietary next generation nuclear fuel technologies for current and future nuclear reactor systems. Lightbridge's breakthrough fuel technology is establishing new global standards for safe and clean nuclear power and leading the way to a sustainable energy future. The Company also provides comprehensive advisory services for established and emerging nuclear programs based on a philosophy of transparency, non-proliferation, safety and operational excellence. Lightbridge consultants provide integrated strategic advice and expertise across a range of disciplines including regulatory affairs, nuclear reactor procurement and deployment, reactor and fuel technology and international relations. The Company leverages those broad and integrated capabilities by offering its services to commercial entities and governments with a need to establish or expand nuclear industry capabilities and infrastructure.

To receive Lightbridge Corporation updates via e-mail, subscribe at http://ir.ltbridge.com/alerts.cfm .

Lightbridge is on Twitter. Sign up to follow @LightbridgeCorp at http://twitter.com/lightbridgecorp.

Forward Looking Statements

With the exception of historical matters, the matters discussed in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's competitive position, the timing of demonstration testing and commercial production, the Company’s entry into agreements with nuclear fuel manufacturers and the timing thereof, the potential impact of the U.S. Clean Energy Plan and similar regulations, the Company’s anticipated financial resources and position, the Company’s product and service offerings and the expected market for the Company’s product and service offerings. These statements are based on current expectations on the date of this news release and involve a number of risks and uncertainties that may cause actual results to differ significantly from such estimates. The risks include, but are not limited to, the degree of market adoption of the Company's product and service offerings; market competition; dependence on strategic partners; demand for fuel for nuclear reactors; and the Company's ability to manage its business effectively in a rapidly evolving market, as well as other factors described in Lightbridge's filings with the Securities and Exchange Commission. Lightbridge does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Investor Relations Contact:

David Waldman/Natalya Rudman
Crescendo Communications, LLC
Tel. +1 855-379-9900
ltbr@crescendo-ir.com

*** tables follow ***

Lightbridge Corporation
Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2016	2015
	Unaudited
ASSETS
Current Assets
Cash and cash equivalents	$1,484,099	$623,184
Restricted cash	35,021	325,832
Accounts receivable - project revenue and reimbursable project	69,696	139,797
Prepaid expenses and other current assets	189,511	168,029
Total Current Assets	1,778,327	1,256,842
Other Assets
Patent costs	1,048,518	950,594
Total Assets	$2,826,845	$2,207,436

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current Liabilities
Accounts payable and accrued liabilities	$1,343,984	$1,182,371
Note payable	68,036	-
Total Current Liabilities	1,412,020	1,182,371
Long-Term Liabilities
Deferred lease abandonment liability	112,700	196,938
Derivative warrant liability	198,955	2,327,195
Total Liabilities	1,723,675	3,706,504

Stockholders' Equity (Deficiency)
Preferred stock, $0.001 par value, 10,000,000 authorized no shares issued and outstanding	-	-
Common stock, $0.001 par value, 100,000,000 authorized, 4,799,906 shares outstanding at June 30, 2016 and 3,725,819 shares outstanding at December 31, 2015	4,800	3,726
Additional paid-in capital	77,101,722	72,868,647
Accumulated Deficit	(76,003,352)	(74,371,441)
Total Stockholders' Equity (Deficiency)	1,103,170	(1,499,068)
Total Liabilities and Stockholders' Equity (Deficiency)	$2,826,845	$2,207,436

Lightbridge Corporation
Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenue:

Consulting Revenue	$122,377	$298,162	$288,923	$422,057

Cost of Consulting Services	62,137	275,662	130,362	333,054

Gross Margin	60,240	22,500	158,561	89,003

Operating Expenses
General and administrative	1,112,582	1,108,807	2,208,694	2,039,100
Research and development	419,498	394,715	1,005,748	607,545
Total Operating Expenses	1,532,080	1,503,522	3,214,442	2,646,645

Operating Loss	(1,471,840)	(1,481,022)	(3,055,881)	(2,557,642)

Other Income and (Expenses)
Warrant revaluation	311,645	460,265	1,565,499	1,658,251
Warrant modification expense	(129,369)	-	(129,369)	-
Investment income	274	163	274	323
Other income (expenses)	(7,915)	(762)	(12,434)	(3,274)
Total Other Income and (Expenses)	174,635	459,666	1,423,970	1,655,300

Net loss before income taxes	(1,297,205)	(1,021,356)	(1,631,911)	(902,342)

Income taxes	-	-	-	-

Net loss	$(1,297,205)	$(1,021,356)	$(1,631,911)	$(902,342)

Net Loss Per Common Share, Basic and Diluted	$(0.30)	$(0.28)	$(0.40)	$(0.25)

Weighted Average Shares Outstanding	4,273,031	3,616,575	4,074,104	3,616,575

Lightbridge Corporation
Unaudited Condensed Consolidated Statements of Cash Flows

	Six Months Ended
	June 30,
	2016	2015
Operating Activities:
Net Loss	$(1,631,911)	$(902,342)
Adjustments to reconcile net loss from operations to net cash used in operating activities:
Stock-based compensation	550,552	782,036
Warrant modification expense	129,369	-
Warrant revaluation income	(1,565,499)	(1,658,251)
Changes in operating working capital items:
Accounts receivable - fees and reimbursable project costs	70,101	221,942
Prepaid expenses and other assets	(21,482)	1,389
Accounts payable and accrued liabilities	231,516	(201,097)
Deferred lease abandonment liability	(154,141)	-
Net Cash Used In Operating Activities	(2,391,495)	(1,756,323)

Investing Activities:
Patent costs	(97,924)	(50,215)
Net Cash Used In Investing Activities	(97,924)	(50,215)

Financing Activities:
Net proceeds from the issuance of common stock	2,991,487	-
Payments for stock offering costs	-	(42,097)
Proceeds from the issuance of note payable	135,000	-
Repayment of note payable	(66,964)	-
Restricted cash	290,811	(324)
Net Cash Provided by (Used In) Financing Activities	3,350,334	(42,421)

Net Increase (Decrease) In Cash and Cash Equivalents	860,915	(1,848,959)

Cash and Cash Equivalents, Beginning of Period	623,184	4,220,225

Cash and Cash Equivalents, End of Period	$1,484,099	$2,371,266

Supplemental Disclosure of Cash Flow Information:
Cash paid during the year:
Interest paid	$1,618	$-
Income taxes paid	$-	$-
Non-Cash Financing Activity:
Warrant liability - reclassification to equity	$692,110	$-